Exhibit 5.2

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid	91 768 9600 tel 91 768 9700 fax

July 25, 2013

Banco Bilbao Vizcaya Argentaria, S.A.

BBVA U.S. Senior, S.A. Unipersonal

BBVA Subordinated Capital, S.A. Unipersonal

Plaza de San Nicolás, 4

48005 Bilbao

Spain

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A. (“Parent”), a sociedad anónima organized under the laws of the Kingdom of Spain (“Spain”), BBVA International Preferred, S.A. Unipersonal, a sociedad anónima organized under the laws of Spain (“BBVA Preferred”), BBVA U.S. Senior, S.A. Unipersonal, a sociedad anónima organized under the laws of Spain (“BBVA Senior”) and BBVA Subordinated Capital, S.A. Unipersonal, a sociedad anónima organized under the laws of Spain (“BBVA Subordinated”) are filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) Parent’s ordinary shares, nominal value €0.49 per share (including ordinary shares represented by American Depositary Shares and rights to subscribe for ordinary shares), (ii) Parent’s preferred securities, (iii) BBVA Preferred’s preferred securities (the “BBVA Preferred Securities”), (iv) Parent’s senior debt securities (the “Parent Senior Debt Securities”), which may be issued pursuant to a senior indenture dated as of July 25, 2013 among Parent and The Bank of New York Mellon, as trustee (the “Parent Senior Debt Trustee”) (the “Parent Senior Debt Indenture”), (v) Parent’s subordinated debt securities (the “Parent Subordinated Debt Securities”), which may be issued pursuant to a subordinated indenture dated as of July 25, 2013 among Parent and The Bank of New York Mellon, as trustee (the “Parent Subordinated Debt Trustee”) (the “Parent Subordinated Debt Indenture”), (vi) BBVA Senior’s senior debt securities (the “BBVA Senior Debt Securities”), which may be issued pursuant to a senior indenture dated as of July 25, 2013 among BBVA Senior, Parent, as guarantor, and The Bank of New York Mellon, as trustee (the “BBVA Senior Debt Trustee”) (the “BBVA Senior Debt Indenture”), (vii) BBVA Subordinated’s subordinated debt securities (the “BBVA Subordinated Debt Securities” and, together with the Parent Senior Debt Securities, the Parent Subordinated Debt Securities and the BBVA Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to a subordinated indenture dated as of July 25, 2013 among BBVA Subordinated, Parent, as guarantor, and The Bank of New York Mellon, as trustee (the “BBVA Subordinated Debt Trustee” and, together with the Parent Senior Debt Trustee, the Parent Subordinated Debt Trustee and the BBVA Senior Debt Trustee, the “Trustee”) (the “BBVA Subordinated Debt Indenture” and, together with the Parent Senior Debt Indenture, the Parent Subordinated Debt Indenture and the BBVA Senior Debt Indenture, the “Indentures”) and (viii) guarantees of the BBVA Preferred Securities, BBVA Senior Debt Securities and BBVA Subordinated Debt Securities to be issued under one or more guarantee agreements to be entered into by Parent (the “Guarantees”).

2	July 25, 2013

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of Parent, BBVA Preferred, BBVA Senior and BBVA Subordinated that we reviewed were and are accurate and (vii) all representations made by Parent, BBVA Preferred, BBVA Senior and BBVA Subordinated as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	Assuming that (i) the Parent Senior Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Parent Senior Debt Securities have been duly authorized, executed and delivered by Parent and the Parent Senior Debt Trustee, (ii) the specific terms of a particular series of Parent Senior Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Parent Senior Debt Indenture and (iii) such Parent Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Parent Senior Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Parent Senior Debt Securities (other than the terms governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of Parent, enforceable in accordance with their terms, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

2.	Assuming that (i) the Parent Subordinated Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Parent Subordinated Debt Securities have been duly authorized, executed and delivered by Parent and the Parent Subordinated Debt Trustee, (ii) the specific terms of a particular series of Parent Subordinated Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Parent Subordinated Debt Indenture and (iii) such Parent Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Parent Subordinated Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Parent Subordinated Debt Securities (other than the terms governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of Parent, enforceable in accordance with their terms, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

3.

Assuming that (i) the BBVA Senior Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any BBVA Senior Debt Securities have been duly authorized, executed and delivered by BBVA Senior, Parent and the BBVA Senior Debt Trustee, (ii) the specific terms of a particular series of BBVA Senior Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the BBVA Senior Debt Indenture and (iii) such BBVA

3	July 25, 2013

Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the BBVA Senior Debt Indenture and the applicable underwriting or other agreement against payment therefor, such BBVA Senior Debt Securities (other than the terms governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA Senior, enforceable in accordance with their terms, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

4.	Assuming that (i) the BBVA Subordinated Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any BBVA Subordinated Debt Securities have been duly authorized, executed and delivered by BBVA Subordinated, Parent and the BBVA Subordinated Debt Trustee, (ii) the specific terms of a particular series of BBVA Subordinated Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the BBVA Subordinated Debt Indenture and (iii) such BBVA Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the BBVA Subordinated Debt Indenture and the applicable underwriting or other agreement against payment therefor, such BBVA Subordinated Debt Securities (other than the terms governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA Subordinated, enforceable in accordance with their terms, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

The above opinions are subject to (i) the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and (ii) possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of Parent, BBVA Senior or BBVA Subordinated, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) each of Parent, BBVA Senior, BBVA Subordinated and the Trustee is and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (iv) the Indentures, the Debt Securities and the Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Parent, BBVA Senior and BBVA Subordinated); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security.

We have also assumed that (i) the execution, delivery and performance by Parent, BBVA Senior or BBVA Subordinated, as the case may be, of any security whose terms are established subsequent to the date hereof are within their corporate powers, and (ii) none of the terms of any security to be established subsequent to the date hereof, nor the execution and delivery of such security by Parent, BBVA Senior or BBVA Subordinated, as the case may be, nor the performance by Parent, BBVA Senior or BBVA Subordinated, as the case may be, with the terms of such security, will (a) contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of Parent, BBVA Senior or BBVA Subordinated, as the case may be, (b) require any action by or in respect of, or filing with, any governmental body, agency or official or (c) contravene, or constitute a default under, any provision of applicable law, regulation or public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon Parent, BBVA Senior or BBVA Subordinated, as the case may be.

4	July 25, 2013

We express no opinion as to (i) any provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures or the Debt Securities or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of Spain, we have relied, without independent inquiry or investigation, on the opinion of J&A Garrigues, S.L.P., Spanish legal counsel for Parent, BBVA Preferred, BBVA Senior and BBVA Subordinated, to be filed on the date hereof as an exhibit to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of the Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP